Exhibit 10.1

__________

SHARE PURCHASE AGREEMENT

Among:

MAGNUS INTERNATIONAL RESOURCES, INC.

And:

MAGNUS INTERNATIONAL HOLDINGS (BVI) INC.

And:

AFRICAN MINERAL FIELDS INC.

And:

THE SHAREHOLDERS OF
AFRICAN MINERAL FIELDS INC.

Notice to the Shareholders of African Mineral Fields Inc.: The Shareholders of African Mineral Fields Inc. are hereby advised by each of Devlin Jensen, counsel for Magnus International Resources, Inc., and Magnus International Resources, Inc. to obtain independent legal advice with respect to their review and execution of this Share Purchase Agreement.

__________

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT is dated and made for reference as of the 1st day of May, 2007.

AMONG:

MAGNUS INTERNATIONAL RESOURCES, INC., a corporation organized under the laws of the State of Nevada and having an address for notice and delivery located at 101 Convention Center Drive, #700, Las Vegas, Nevada, U.S.A., 89109

(the “Purchaser”);

OF THE FIRST PART

AND:

MAGNUS INTERNATIONAL HOLDINGS (BVI) INC., a corporation organized under the laws of the British Virgin Islands and having an address for notice and delivery located at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands

(“Magnus BVI”)

OF THE SECOND PART

AND:

AFRICAN MINERAL FIELDS INC., a corporation organized under the laws of the British Virgin Islands and having an address for notice and delivery located at Akara, Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands

(the “Company”);

OF THE THIRD PART

AND:

PETER CHEN, a shareholder of African Mineral Fields Inc., having an address for notice and delivery at Block 813, #13-24 Jellicoe Road, Singapore, 200813

(“Chen”);

OF THE FOURTH PART

AND:

GAVIN CONWAY, a shareholder of African Mineral Fields Inc., having an address for notice and delivery at 30 Nab Wood Crescent, Shipley, BD18 4HX, United Kingdom

(“Conway”);

OF THE FIFTH PART

AND:

FLEMISH INVESTMENTS LIMITED, a shareholder of African Mineral Fields Inc., having an address for notice and delivery at PO Box 286, 19/21 Circular Road, Douglas, Isle of Man, IM99 3JN

(“Flemish”);

OF THE SIXTH PART

AND:

MICHAEL RAVEN, a shareholder of African Mineral Fields Inc., having an address for notice and delivery at 943 Stayte Road, White Rock, British Columbia, Canada, V4B 4Y7

(“Raven”);

OF THE SEVENTH PART

AND:

GLENDA TAUFEN, a shareholder of African Mineral Fields Inc., having an address for notice and delivery at 7 Red Fox Lane, Littleton, Colorado, U.S.A., 80127

(“Taufen”);

OF THE EIGHTH PART

AND:

EXCEL CAPITAL CORP., a shareholder of African Mineral Fields Inc., having an address for notice and delivery at Suite 4, Temple Building, Main & Prince William Street, CharlesTown, Nevis, West Indies

(“Excel”);

OF THE NINTH PART

AND:

EMERSON CAPITAL CORP., a shareholder of African Mineral Fields Inc., having an address for notice and delivery at Suite 4, Temple Building, Main & Prince William Street, CharlesTown, Nevis, West Indies

(“Emerson”);

OF THE TENTH PART

AND:

MICHAEL TAN, a shareholder of African Mineral Fields Inc., having an address for notice and delivery at 7033 Wiltshire Street, Vancouver, British Columbia, Canada, V6P 5H4

(“Tan”);

OF THE ELEVENTH PART

AND:

EAST AFRICAN MINERAL RESOURCES, a shareholder of African Mineral Fields Inc., having an address for notice and delivery at PO Box 286, 19/21 Circular Road, Douglas, Isle of Man, IM99 3JN

(“EAMR”);

OF THE TWELFTH PART

(Chen, Conway, Flemish, Raven, Taufen, Emerson, Excel, Tan and EAMR, each being hereinafter singularly referred to as a “Vendor” and collectively referred to as the “Vendors” as the context so requires”);

(the Vendors, the Company, Magnus BVI and the Purchaser being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.       The Company is a body corporate subsisting under and registered pursuant to the laws of the British Virgin Islands;

B.       The Company holds an exclusive option to acquire 100% interests in four gold projects in Uganda, namely the Mitoma, Mwerusandu, Mubende and Lugazi Projects (collectively, the “Company’s Business”);

C.       The Vendors are the legal and beneficial owners of all of the issued and outstanding shares in the capital of the Company and all the outstanding common share purchase warrants of the Company (each a “Purchased Share”); the particulars of the registered and beneficial ownership of such Purchased Shares being set forth in Schedule “A” which is attached hereto and which forms a material part hereof; and

D.       The Purchaser wishes to acquire the Purchased Shares and have them registered into the name of Magnus BVI in exchange for the Purchaser issuing Common Shares and Series “B” Preferred Shares to the Vendors in accordance with Article 2 and Schedule “A” hereinbelow, resulting in the Company becoming a wholly-owned subsidiary of Magnus BVI.

E.       The Parties hereto have agreed to enter into this Share Purchase Agreement (the “Agreement”) which formalizes, amends and replaces, in its entirety, the Letter of Intent, dated October 5, 2006 (the “Letter of Intent”) as contemplated and required by the terms of such Letter of Intent, and which clarifies their respective duties and obligations in connection with the purchase by the Purchaser from the Vendors of all of the Purchased Shares together with the further development of the Company’s Business as a consequence thereof;

          NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
DEFINITIONS

1.1       Definitions.   For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)	“Agreement” means this “Share Purchase Agreement” as entered into among the Vendors, the Company and the Purchaser herein, together with any amendments thereto and any Schedules as attached thereto;

(b)	“Board of Directors” means, as applicable, the respective Board of Directors of each of the Parties hereto as duly constituted from time to time;

(c)	“business day” means any day during which Canadian Chartered Banks are open for business in the City of Vancouver, Province of British Columbia;

(d)	“Business Documentation” means any and all records and other factual data and information relating to the Company’s Business interests and assets and including, without limitation, all plans, agreements and records which are in the possession or control of the Vendors or the Company in that respect;

(e)	“Closing” has the meaning ascribed to it in Article “6.1” hereinbelow;

(f)	“Closing Date” has the meaning ascribed to it in Article “6.1” hereinbelow;

(g)	“Commercial Arbitration Act” means the Arbitration Act of the Province of British Columbia, R.S.B.C. 1996, as amended from time to time, as set forth in Article “11” hereinbelow;

(h)	“Commissions” means the United States Securities and Exchange Commission;

(i)	“Common Shares” means the 6 million shares of common stock of the Purchaser to be issued and delivered to the Vendors in accordance with Schedule A as part of the Purchase Price of the Purchased Shares and having the following restrictions when available for resale: 1) each Vendor may not sell more than 10% of the daily volume of the Purchaser’s common shares on any given day; and 2) each Vendor may not sell more than 400,000 common shares of the Purchaser in any calendar month;

(j)	“Company” means African Mineral Fields Inc., a corporation organized under the laws of the British Virgin Islands, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(k)	“Company’s Assets” means all assets, contracts, equipment, goodwill, inventory and Intellectual Property of the Company;

(l)	“Company’s Business” has the meaning ascribed to it in recital “B.” hereinabove;

(m)	“Converted Shares” means the up to 2 million shares of common stock of the Purchaser convertible from the Series “B” Preferred Shares in accordance with Article 2.3 and having the following restrictions when available for resale: 1) each Vendor may not sell more than 10% of the daily volume of the Purchaser’s common shares on any given day; and 2) each Vendor may not sell more than 400,000 common shares of the Purchaser in any calendar month;

(n)	“Defaulting Party” and “Non-Defaulting Party” have the meanings ascribed to them in Article “12” hereinbelow;

(o)	“Encumbrances” means mortgages, liens, charges, security interests, encumbrances and third party claims of any nature;

(p)	“Exchange” means the NASD Over-the-Counter Bulletin Board;

(q)	“Execution Date” means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page hereof;

(r)	“Indemnified Party” and “Indemnified Parties” have the meanings ascribed to them in Article “7.1” hereinbelow;

(s)	“Magnus’ Shares” means the Common Shares and the Series “B” Preferred Shares;

(t)	“Parties” or “Party” means, respectively, the Vendors, the Company, Magnus BVI and/or the Purchaser hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;

(u)	“person” or “persons” means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(v)	“Purchased Shares” has the meaning ascribed to it in recital “C.” hereinabove; the particulars of the registered and beneficial ownership of such Purchased Securities being set forth in Schedule “A” which is attached hereto;

(w)	“Purchase Price” has the meaning ascribed to it in Article “2.2” hereinbelow;

(x)	“Purchaser” means Magnus International Resources, Inc., a corporation organized under the laws of the State of Nevada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(y)	“Purchaser’s Due Diligence” has the meaning ascribed to it in Article “5.1(b)” hereinbelow;

(z)	“Purchaser’s Ratification” has the meaning ascribed to it in Article “5.1(a)” hereinbelow;

(aa)	“Series “B” Preferred Shares” means the 200,000 series “B” preferred shares of the Purchaser to be issued to the Vendors in accordance with Schedule A as part of the Purchase Price of the Purchased Shares and which are convertible into up to 2 million common shares of the Purchaser (the “Converted Shares”), in accordance with Article 2.3;

(bb)	“Takeover” means that transaction or series of transactions pursuant to which the Purchaser will acquire all of the Purchased Shares of the Company from the Vendors in exchange for the issuance by the Purchaser of Magnus’ Shares and all matters necessarily ancillary thereto;

(cc)	“Time of Closing” means 2:00 o’clock, p.m. (Vancouver Time) on the Closing Date;

(dd)	“Transfer Agent” means Pacific Stock Transfer Company; and

(ee)	“Vendors” means the shareholders of the Company who have executed this Agreement as a Party hereto.

1.2       Schedules.   For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

Schedule                                                    Description

       Schedule “A”:                             Purchased Shares and Vendors

1.3       Interpretation.   For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)	any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)	words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
PURCHASE AND SALE OF THE PURCHASED SHARES

2.1       Purchase and Sale.   Subject to the terms and conditions hereof and based upon the representations and warranties contained in Articles “3” and “4” hereinbelow and prior satisfaction of the conditions precedent which are set forth in Article “5” hereinbelow, the Vendors hereby agrees to assign, sell and transfer at the Closing Date (as hereinafter determined) all of their respective rights, entitlement and interest in and to the Purchased Shares to Magnus BVI on behalf of the Purchaser and the Purchaser hereby agrees to purchase all of the Purchased Shares from the Vendors on the terms and subject to the conditions contained in this Agreement.

2.2       Purchase Price.   The total purchase price (the “Purchase Price”) for all of the Purchased Shares will be satisfied by way of the issuance and delivery by the Purchaser to the Vendors on the Closing Date, in accordance with section “2.4” and Schedule “A” hereinbelow, of an aggregate of 6 million shares of common stock in the capital of the Purchaser (each a “Common Share”, which shall have an attributed value equal to the trading price of the Common Shares on the Exchange on the Closing Date) and 200,000 series “B” preferred shares of the Purchaser (each a “ Series “B” Preferred Share”) (collectively, the “Magnus’ Shares”).

2.3       Series “B” Preferred Shares.   The 200,000 Series “B” Preferred Shares shall have the following rights and restrictions:

(a)	Voting. Each holder of Series “B” Preferred Shares of record shall not have voting rights, except as required by law.

(b)	Dividends. Series “B” Preferred Shares shall not participate in dividends.

(c)	No Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Purchaser, either voluntarily or involuntarily, the holders of the Series “B” Preferred Shares shall not be entitled to receive any distribution by reason of the ownership thereof.

(d)	Conversion.

(i)	Conversion Based on Mineral Resources. Series “B” Preferred Shares shall have the right to convert to common shares (the “Converted Shares”), at the election of the holder, on a one-for-ten basis based on the current properties of African Mineral Fields Inc., namely the Mitoma, Mwerusandu, Mubende and Lugazi Projects (the “Projects”), collectively developing resource category gold ounces in the aggregate as follows:

  3,000 Series “B” Preferred Shares will be converted into 30,000 shares of common stock for each 30,000 gold equivalent ounces of inferred resource collectively developed on the Projects in the aggregate;

  3,000 Series “B” Preferred Shares will be converted into 30,000 shares of common stock for each 30,000 gold equivalent ounces of measured and indicated resource (whether by improvement of inferred ounces or by new ounces) collectively developed on the Projects in the aggregate; and

  3,000 Series “B” Preferred Shares will be converted into 30,000 shares of common stock for each 30,000 gold equivalent ounces as are proven reserve status (whether by improvement of measured ounces or by new ounces) collectively on the Projects in the aggregate ;

in each case in accordance with declarations of the Board of Directors of the Purchaser in accordance with Canadian securities National Instrument 43-101 Standards of Disclosure for Mineral Projects and provided that no Series “B” Preferred Shares will be converted into shares of common stock until at least a minimum of 250,000 resource category gold ounces have been collectively developed on the Projects in the aggregate, at which time conversion of Series “B” Preferred Shares will be made in the appropriate multiples of share conversion rights accrued to such time, and after which additional conversions will be calculated as indicated in paragraphs A, B and C above.

In the event of any conversion of Series “B” Preferred Shares under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the Series “B” Preferred Shares so converted from the date of notice of election to convert.

(ii)	Mechanics of Conversion. Before any holder of Series “B” Preferred Shares shall be entitled to receive a certificate(s) for shares of common stock representing the Series “B” Preferred Shares converted under paragraph (d)(i), such holder shall surrender the certificate(s) (if any) representing the Series “B” Preferred Shares so converted, duly endorsed, at the principal corporate office of the Purchaser, and shall give written notice to the Company at its principal corporate office of the name(s) in which the certificate(s) for shares of common stock are to be issued. The Purchaser shall, promptly thereafter, issue and deliver to such holder of Series “B” Preferred Shares, or to the nominee(s) of such holder, a certificate(s) for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date of the notice and the person(s) entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of common stock as of such date.

In the event that at any time of conversion of Series “B” Preferred Shares into shares of common stock there is more than one holder of Series “B” Preferred Shares, then the number of Series “B” Preferred Shares of each such holder to be converted into shares of common stock shall be determined proportionately based on the percentage of the total number of Series “B” Preferred Shares held by such holder at the time of conversion.

(iii)	Adjustment. In the event that the number or kind of shares of common stock in the capital of the Purchaser outstanding is changed by reason of dividend, stock split or recapitalization, the conversion ratio and/or the securities to be received upon conversion set forth in Clause 2.3(d)(i) shall be appropriately adjusted by the Purchaser’s Board of Directors.

(iv)	No Fractional Shares. No fractional shares of Series “B” Preferred Shares shall be convertible under Clause 2.3(d)(i) and no fractional shares of common stock shall be issued upon conversion of the Series “B” Preferred Shares. In lieu of any fractional shares of common stock which would otherwise be issuable upon conversion, the Purchaser shall pay to the holder cash equal to the product of such fraction multiplied by the then-current fair market value of one share of common stock, computed to the nearest whole cent. The then-current fair market value of such shares shall be as determined in good faith by the Purchaser’s Board of Directors with reference to the public trading price, if any, of such shares.

2.4       Resale Restrictions.   The Vendors hereby acknowledge and agree that the Purchaser makes no representations as to any resale or other restriction affecting Magnus’ Shares and that it is presently contemplated that Magnus’ Shares will be issued by the Purchaser to the Vendors in reliance upon the registration and prospectus exemptions contained in the United States Securities Act of 1933, as amended (the “Securities Act”), “Regulation D”, or “Regulation S” promulgated under the Securities Act which will impose a trading restriction in the United States on the Magnus’ Shares for a period of at least 12 months from the Closing Date (as hereinafter determined).  In addition, the obligation of the Purchaser to issue Magnus’ Shares pursuant to section “2.2” hereinabove will be subject to the Purchaser being satisfied that an exemption from applicable registration and prospectus requirements is available under the Securities Act and all applicable securities laws, in respect of the Vendors and related Magnus’ Shares, and the Purchaser shall be relieved of any obligation whatsoever to purchase any Purchased Shares of the Vendors and to issue Magnus’ Shares in respect of the Vendors where the Purchaser reasonably determines that a suitable exemption is not available to it.

          In addition, the Vendors hereby acknowledge that the Common Shares and the Converted Shares shall be subject to additional resale restrictions in addition to the trading restrictions imposed by the Securities Act as follows:

(a)	each Vendor may not sell more than 10% of the daily volume of the Purchaser’s common shares on any given day; and

(b)	each Vendor may not sell more than 400,000 common shares of the Purchaser in any calendar month.

Article 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
BY THE COMPANY AND THE VENDORS

3.1       General Representations, Warranties and Covenants by the Company and the Vendors.   In order to induce the Purchaser to enter into and consummate this Agreement, the Company and each of the Vendors, severally but not jointly, represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors and the Company, after having made due inquiry:

(a)	if a corporation, it is duly organized under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)	it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)	it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Agreement;

(d)	the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;

(e)	there are no other consents, approvals or conditions precedent to the performance of this Agreement by it which have not been obtained;

(f)	this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)	no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(h)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i) if a corporation, conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective constating documents;

(ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract or commitment to which it is a party;

(iii) give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract or commitment to which it is a party;

(iv) give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or

	(v)	constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

(i)	neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading which would likely affect the decision of the Purchaser to enter into this Agreement.

3.2       Representations, Warranties and Covenants by the Vendors respecting the Purchased Shares and Magnus’ Shares.   In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of such Vendor, after having made due inquiry:

(a)	save and except as set forth in Schedule “A” which is attached hereto, it has good and marketable title to and is the legal and beneficial owner of all of the Purchased Shares set forth beside its name in Schedule “A”, and such Purchased Shares are fully paid and non-assessable and are free and clear of liens, charges, encumbrances, pledges, mortgages, hypothecations, security interests and adverse claims of any and all nature whatsoever and including, without limitation, options, pre-emptive rights and other rights of acquisition in favour of any person, whether conditional or absolute;

(b)	it has the power and capacity to own and dispose of the Purchased Shares, and the Purchased Shares are not subject to any voting or similar arrangement;

(c)	there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of it), pending or threatened, which may affect, without limitation, the rights of such Vendor to transfer any of its Purchased Shares to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting its Purchased Shares. In addition, such Vendor is not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(d)	no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of its Purchased Shares;

(e)	it acknowledges that Magnus’ Shares to be issued to it will be issued under certain exemptions from the registration and prospectus filing requirements otherwise applicable under the Securities Act, and that, as a result, it may be restricted from using most of the remedies that would otherwise be available to it,, it will not receive information that would otherwise be required to be provided to it and the Purchaser is relieved from certain obligations that would otherwise apply to the Purchaser, in either case, under applicable securities legislation;

(f)	it has not received, nor has it requested nor does it require to receive, any offering memorandum or a similar document describing the business and affairs of the Purchaser in order to assist it in entering into this Agreement and in consummating the transactions contemplated herein;

(g)	it acknowledges and agrees that the Magnus’ Shares to be issued to it have not been and will not be qualified or registered under the securities laws of the United States or any other jurisdiction and, as such, it may be restricted from selling or transferring such Magnus’ Shares under applicable law;

(h)	it is a resident in the jurisdiction as set forth under such Vendor’s address in Schedule “A” which is attached hereto, and that all negotiations and other acts in furtherance of the execution and delivery of this Agreement by it in connection with the transactions contemplated herein have taken place and will take place solely in such jurisdiction or in the State of Nevada; and

(i)	the Purchased Shares that have been issued to it have been issued in accordance with all applicable securities and corporate legislation and policies; and

(j)	with respect to Common Shares and/or Converted Shares, received by a Vendor, the Vendor acknowledges that when such shares are available for resale under the Securities Act, it shall not sell more than 10% of the daily volume of the Purchaser’s common shares on any given day and the Vendor shall not sell more than 400,000 common shares of the Purchaser in any calendar month.

3.3       Representations, Warranties and Covenants by the Company respecting the Company.   In order to induce the Purchaser to enter into and consummate this Agreement, the Company hereby represents to, warrants to and covenants with the Purchaser, with the intent that the Purchaser will also rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Company, after having made due inquiry:

Corporate Status of the Company

(a)	the Company is a company with limited liability duly and properly organized and validly subsisting under the laws of the British Virgin Islands being the only jurisdiction where it is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b)	the Company has good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

Authorization

(c)	this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

No Other Agreements to Purchase

(d)	no person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, or option for the purchase or acquisition from the Vendors of any of the Purchased Shares;

Options

(e)	except as stipulated in the agreements under which the Company holds the option described in Recital B, copies of which have been previously provided to the Purchaser, no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Company;

Title to Shares

(f)	the Purchased Shares are beneficially owned by the Vendors with good and marketable title thereto free of all Encumbrances and are registered in the books of the Company in the name of the Vendors and, without limitation thereto, none of the Purchased Shares are subject to any voting trust, unanimous shareholders agreement, other shareholders agreements, pooling agreements or voting agreements;

(g)	upon completion of the transactions contemplated by this Agreement, all of the Purchased Shares will be owned by the Purchaser as the beneficial owner of record, with good and marketable title thereto (except for such Encumbrances as may have been granted by the Purchaser);

Title to Personal Property and Other Property

(h)	the property and assets of the Company are, and between the date hereof and the Closing Date (as hereinafter determined), will be, owned beneficially by the Company with a good and marketable title thereto, free and clear of all Encumbrances save as previously disclosed to the Purchaser;

Debts and Liabilities

(i)	for any period up to the Time of Closing the Company will not have any debts or liabilities whatsoever (whether accrued, absolute or contingent or otherwise), including any liabilities for federal, state, provincial, sales, excise, income, corporate or any other taxes of the Company except for debts or liabilities disclosed in this Agreement or any Schedule hereto or already disclosed in writing by the Company to the Purchaser;

Books and Records

(j)	the books and records of the Company fairly and correctly set out and disclose, in all material respects, in accordance with generally accepted accounting principles (where applicable), consistently applied, the financial condition of the Company as of the date of this Agreement and all material financial transactions of the Company have been accurately recorded in such books and records;

Corporate Records

(k)	the Corporate records and minute books of the Company contain complete and accurate minutes, (duly signed by the chairman and/or secretary of the appropriate meeting) of all meetings of the directors and shareholders of the Company since its date of incorporation;

(l)	the share certificate records, the securities register, the register of disclosures,, the register of directors and officers for the Company are contained in the corporate minute book and are complete and accurate in all respects;

Directors and Officers

(m)	the present directors and officers of the Company are as follows: Name Position Graham Taylor Director, President, Chief Executive Officer, Chairman IFG Management Inc. Secretary

Accuracy of Warranties

(n)	neither this Agreement nor any document, schedule, list, certificate, declaration under oath or written statement now or hereafter furnished by the Company to the Purchaser in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement or representation of a material fact on the part of the Company, or omits or will omit on behalf of the Company to state a material fact necessary to make any such statement or representation therein or herein contained not misleading; and

Full Disclosure

(o)	the Company does not have any information or knowledge of any fact not communicated to the Purchaser and relating to the Company or to the Company’s Business or to the Purchased Shares which, if known to the Purchaser, might reasonably be expected to deter the Purchaser from entering into this Agreement or from completing the transactions contemplated by this Agreement.

3.4       Survival of the Representations, Warranties and Covenants by each of the Vendors and the Company.   To the extent they have not been fully performed at or prior to the Time of Closing, each and every representation and warranty of the Vendors or the Company contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall:

(a)	be true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b)	remain in full force and effect notwithstanding any investigations conducted by or on behalf of the Purchaser; and

(c)	survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of the Purchaser during that period, except that:

(i) the representations and warranties set out in section 3.2(a) to and including 3.2(j) above shall survive and continue in full force and effect without limitation of time; and

(ii) a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

          To the extent they have not been fully performed at or prior to the Time of Closing, each and every covenant of the Vendors contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Purchaser.

Article 4
WARRANTIES, REPRESENTATIONS AND COVENANTS BY THE PURCHASER

4.1       Warranties, Representations and Covenants by the Purchaser.   In order to induce the Vendors and the Company to enter into and consummate this Agreement, the Purchaser hereby warrants to, represents to and covenants with each of the Vendors and the Company, with the intent that each of the Vendors and the Company will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Purchaser, after having made due inquiry:

Corporate Status of the Purchaser

(a)	the Purchaser is a company with limited liability duly and properly incorporated, organized and validly subsisting under the laws of the State of Nevada being the only jurisdiction where it is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b)	the Purchaser has good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

Authorization

(c)	this Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser, as the case may be, by the Vendors and/or the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

Share Capital

(d)	the authorized capital of the Purchaser consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. 100,000 of the 1,000,000 preferred shares have been designated as “Series “A” Preferred Shares”, 200,000 of the 1,000,000 preferred shares have been designated as “Series “B” Preferred Shares” and 700,000 of the preferred shares will have the terms designated by the board of directors of the Purchaser at some time in the future. As of the Execution Date, there were 38,791,490 shares of common stock, 100,000 Series “A” Preferred Shares and no Series “B” Preferred Shares of the Purchaser duly issued and outstanding as fully paid and non-assessable;

(e)	all of the issued and outstanding shares of the Purchaser are listed and posted for trading on the Exchange;

(f)	the Purchaser will allot and issue Magnus’ Shares on the Closing Date in accordance with sections “2.2” and “2.4” hereinabove and Schedule “A” hereinbelow as fully paid and non-assessable in the capital of the Purchaser, free and clear of all actual or threatened liens, charges, security interests, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation or by securities regulatory authorities and those trading restrictions agreed to and acknowledged by the Parties hereto;

Options

(g)	other than the stock options and warrants from previous financings disclosed in the Purchaser’s Form 10-K for the period ended July 31, 2006 and the Form 10-Q for the period ended January 31, 2007, no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Purchaser;

Directors and Officers

(h)	the present directors and officers of the Purchaser are as follows:

Name                                                     Position

Graham Taylor                                       Director, President, Chief Executive
                                                              Officer, Chief Financial Officer,
                                                              Secretary and Treasurer

Steven Tan                                             Director

Full Disclosure

(i) the Purchaser has no information or knowledge of any fact not communicated to the Vendors and the Company and relating to the Purchaser or to the Purchaser’s business or to its issued and outstanding securities which, if known to the Vendors and/or the Company, might reasonably be expected to deter the Vendors and/or the Company from entering into this Agreement or from completing the transactions contemplated by this Agreement.

4.2       Survival of the Representations, Warranties and Covenants by the Purchaser.   To the extent they have not been fully performed at or prior to the Time of Closing, each representation and warranty of the Purchaser contained in this Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall:

(a)	be true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b)	remain in full force an effect notwithstanding any investigations conducted by or on behalf of the Purchaser, and

(c)	survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of the Vendors and the Company during that period, except that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

          To the extent they have not been fully performed at or prior to the Time of Closing, each and every covenant of the Purchaser contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors and the Company.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1       Parties’ Conditions Precedent prior to the Closing Date.  All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than the Time of Closing:

(a)	the specific ratification of the terms and conditions of this Agreement by the Board of Directors of the Purchaser no later than the Time of Closing (the “Purchaser’s Ratification”);

(b)	the completion by the Purchaser of a due diligence and operations review of the Company’s Business and operations no later than the Time of Closing (the “Purchaser’s Due Diligence”);

5.2       Parties’ Waiver of Conditions Precedent.   The conditions precedent set forth in section “5.1” hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each of the Parties in writing and in whole or in part at or prior to the Time of Closing.

5.3       The Vendors’ and the Company’s Conditions Precedent.   The purchase and sale of the Purchased Securities is subject to the following terms and conditions for the exclusive benefit of the Vendors and the Company, to be fulfilled or performed at or prior to the Time of Closing:
(a)	the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed in all material respects;

(c)	there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required by law, if any, to be obtained by the Purchaser to permit the change of ownership of the Purchased Shares contemplated hereby, in each case in form and substance satisfactory to the Vendors and the Company, acting reasonably; and

(d)	no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby.

          If any of the conditions contained in this section 5.3 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors and the Company, acting reasonably, the Vendors and/or the Company may, by notice to the Purchaser, terminate this Agreement and the obligations of the Vendors, the Company and the Purchaser under this Agreement, other than the obligations contained in Article 8 hereinbelow, shall be terminated, provided that the Vendors and the Company may also bring an action pursuant to Article 7 against the Purchaser for damages suffered by the Vendors and/or the Company where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Purchaser.  Any such condition may be waived in whole or in part by the Vendors and the Company in writing without prejudice to any claims it may have for breach of covenant, representation or warranty.

5.4       Purchaser’s Conditions Precedent prior to the Closing Date.   The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Time of Closing:
(a)	the representations and warranties of the Vendors and the Company contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendors and the Company at or before the Time of Closing shall have been complied with or performed;

(c)	there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained, if any, by the Vendors and the Company to permit the change of ownership of the Purchased Shares contemplated hereby;

(d)	all shareholders of the Company shall accept the Takeover such that upon completion of the Takeover, the Company will be a wholly-owned subsidiary of the Purchaser;

(e)	there shall have been no material adverse changes in the condition (financial or otherwise), assets, liabilities, operations, earnings, the Company’s Business or prospects of the Company since the Execution Date;

(f)	no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

(g)	no material damage by fire or other hazard to the whole or any material part of the property or assets of the Company shall have occurred from the date hereof to the Time of Closing;

          If any of the conditions contained in this section 5.4 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser, acting reasonably, the Purchaser may, by notice to the Vendors and the Company, terminate this Agreement and the obligations of the Vendors, the Company and the Purchaser under this Agreement, other than the obligations set forth in Article 8, shall be terminated, provided that the Purchaser may also bring an action pursuant to Article 7 against the Vendors and/or the Company for damages suffered by the Purchaser where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of covenant, representation or warranty by the Vendors or the Company.  Any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims it may have for breach of covenant, representation or warranty.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1       Closing and Closing Date.   The closing (the “Closing”) of the within purchase and delivery of the Purchased Shares, as contemplated in the manner as set forth in Article “2” hereinabove, together with all of the transactions contemplated by this Agreement shall occur on May 1, 2007 or such later date as may be agreed to in advance and in writing by each of the parties hereto (the “Closing Date”), and will be closed at the offices of solicitors for the Purchaser, Devlin Jensen, Barristers and Solicitors, located at Suite 2550 – 555 W. Hastings St., Vancouver, B.C., V6B 4N5, at 2:00 p.m. (Vancouver time) on the Closing Date.

6.2       Latest Closing Date.   If the Closing does not occur on the Closing Date, subject to an extension as may be mutually agreed to by the Parties for a maximum of 14 days per extension, then the Purchaser and the Vendors shall each have the option to terminate this Agreement by delivery of written notice to the other Party.  Upon delivery of such notice, this Agreement shall cease to be of any force and effect except for Article “8” hereinbelow, which shall remain in full force and effect notwithstanding the termination of this Agreement.

6.3       Documents to be delivered by the Company and the Vendors on the Closing Date.   Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Company and the Vendors shall also execute and deliver or cause to be delivered to Purchaser’s counsel all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of all of the Purchased Shares to the Purchaser free and clear of all liens, security interests, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)	all documentation as may be necessary and as may be required by the solicitors for the Purchaser, acting reasonably, to ensure that all of the Purchased Shares have been transferred, assigned and are registerable in the name of and for the benefit of the Purchaser under all applicable corporate and securities laws;

(b)	certificates representing the Purchased Shares registered in the name of the Vendors, duly endorsed for transfer to the Purchaser and/or irrevocable stock powers transferring the Purchased Shares to the Purchaser;

(c)	certificates representing the Purchased Shares registered in the name of the Purchaser;

(d)	a certified copy of the resolutions of the directors (and of the Vendors/shareholders, if necessary) of the Company authorizing the transfer by the Vendors to the Purchaser of the Purchased Shares;

(e)	a copy of all corporate records and books of account of the Company and including, without limiting the generality of the foregoing, a copy of all minute books, share register books, share certificate books and annual reports of the Company;

(f)	all remaining Business Documentation; and

(g)	all such other documents and instruments as the Purchaser’s solicitors may reasonably require.

6.4       Documents to be delivered by the Purchaser on the Closing Date.   Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Purchaser shall also execute and deliver or cause to be delivered to the Company’s and the Vendors’ counsel, all such other documents, resolutions and instruments that may be necessary, in the opinion of counsel for the Company and the Vendors, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary acceptance of the transfer of all of the Purchased Shares to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)	a copy of the resolutions of the directors of the Purchaser providing for the approval of all of the transactions contemplated hereby;

(b)	an executed treasury order of the Purchaser providing for the due issuance of all of the Purchase Price Magnus’ Shares to the order and direction of the Vendors in accordance with section “2.2” and “2.4” hereinabove and Schedule “A” hereinbelow; and

(c)	all such other documents and instruments as the Company, the Vendors or the Company’s and the Vendors’ respective solicitors may reasonably require.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1       Indemnification.   The Parties hereto agree to indemnify and save harmless the other Parties hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an “Indemnified Party”) harmless from and against and agree to be liable for any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of: (a) any incorrectness or breach of any representation or warranty given by such Party under this Agreement; or (b) any non-fulfillment of any covenant or agreement of such Party under this Agreement..

7.2       No Indemnification.   This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of wilful misconduct.

7.3       Claim of Indemnification.   The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4       Notice of Claim.   In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses.  Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defences.

7.5       Settlement.   No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

7.6       Legal Proceedings.   Notwithstanding that the relevant Party hereto will undertake the investigation and defence of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	such counsel has been authorized by the relevant Party hereto;

(b)	the relevant Party hereto has not assumed the defence of the action within a reasonable period of time after receiving notice of the action;

(c)	the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)	there are one or more legal defences available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

7.7       Contribution.   If for any reason other than the gross negligence or bad faith of the Indemnified Party being the primary cause of the loss claim, damage, liability, cost or expense, the foregoing indemnification is unavailable to the Indemnified Party or insufficient to hold them harmless, the relevant Party hereto shall contribute to the amount paid or payable by the Indemnified Party as a result of any and all such losses, claim, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by any Party hereto on the one hand and the Indemnified Party on the other, but also the relative fault of the Parties and other equitable considerations which may be relevant.  Notwithstanding the foregoing, the relevant Party hereto shall in any event contribute to the amount paid or payable by the Indemnified Party, as a result of the loss, claim, damage, liability, cost or expense (other than a loss, claim, damage, liability, cost or expenses, the primary cause of which is the gross negligence or bad faith of the Indemnified Party), any excess of such amount over the amount of the fees actually received by the Indemnified Party hereunder.

Article 8
NON-DISCLOSURE

8.1       Public Announcements and Disclosure to Regulatory Authorities.   All information relating to the Agreement and the transaction contemplated therein shall be treated as confidential and no public disclosure shall be made by any Party without the prior approval of the Company and the Purchaser.  Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements and disclosure to the Regulatory Authorities of this Agreement promptly upon its execution all in accordance with the requirements of applicable securities legislation and regulations.

Article 9
ASSIGNMENT AND AMENDMENT

9.1       Assignment.   Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interest herein without the prior written consent of all of the other Parties hereto.

9.2       Amendment.   This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

Article 10
FORCE MAJEURE

10.1       Events.   If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.2       Notice.   A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under section “10.1” hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 11
ARBITRATION

11.1       Matters for Arbitration.   The Parties agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof.

11.2       Notice.   It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days’ prior written notice of its intention to do so to the other Party together with particulars of the matter in dispute.  On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section “11.3” hereinbelow.

11.3       Appointments.   The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Party of such appointment, and the other Party shall, within two calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for.  If the other Party shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act (British Columbia) (the “Arbitration Act”).  Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Arbitration Act.  The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section.  After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties.  The expense of the arbitration shall be paid as specified in the award.

11.4       Award.   The Parties agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

Article 12
DEFAULT AND TERMINATION

12.1       Default.   The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the “Defaulting Party”), the non-defaulting Party (herein called the “Non-Defaulting Party”) shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)	cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)	give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

12.2       Arbitration.   If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article “11” hereinabove.

12.3       Curing the Default.   If:

(a)	the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)	arbitration is not so sought; or

(c)	the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

12.4       Termination.   In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be terminated in the event that:

(a)	the conditions specified in section “5.1” hereinabove have not been satisfied at or prior to the Time of Closing;

(b)	either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent at or prior to the Time of Closing in accordance with the provisions of Article “5” hereinabove;

(c)	either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles “5” and “6” hereinabove at or prior to the Time of Closing in accordance with the provisions of Articles “5” and “6”; or

(d)	by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Article “8” hereinabove.

Article 13
NOTICE

13.1       Notice.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

13.2       Change of Address.   Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 14
GENERAL PROVISIONS

14.1       Entire Agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, the agreement as between the Purchaser, the Vendor and the Company.

14.2       Enurement.   This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

14.3       Schedules.   The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

14.4       Time of the Essence.   Time will be of the essence of this Agreement.

14.5       Representation and Costs.   It is hereby acknowledged by each of the Parties hereto that, as between the Parties hereto, Devlin Jensen, Barristers and Solicitors, acts solely for the Purchaser, and that each of the Vendors and the Company have been advised by Devlin Jensen to obtain independent legal advice with respect to their respective reviews and execution of this Agreement.  In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement, and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily involved thereto, by Devlin Jensen shall be at the cost of the Purchaser.

14.6       Applicable Law.   The situs of this Agreement is Vancouver, British Columbia and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

14.7       Further Assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

14.8       Severability and Construction.   Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

14.9       Captions.   The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

14.10      Currency.   Unless otherwise stipulated, all references to money amounts herein shall be in lawful money of the United States.

14.11      Counterparts.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Agreement.

14.12      No Partnership or Agency.   The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

14.13      Consents and Waivers.   No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this section;

(b)	be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

IN WITNESS WHEREOF each of the Parties hereto has hereunto executed this Agreement as of the Execution Date as set forth on the front page of this Agreement.

AFRICAN MINERAL FIELDS INC.,         )
the Company herein,                                         )
                                                                        )
                                                                        )
Per:                  /s/ Graham Taylor                     )
Authorized Signatory                                        )

MAGNUS INTERNATIONAL                    )
RESOURCES, INC., the Purchaser herein,    )
                                                                        )
                                                                        )
Per:                  /s/ Graham Taylor                     )
Authorized Signatory                                        )

MAGNUS INTERNATIONAL                    )
HOLDINGS (BVI) INC., Magnus                 )
BVI herein,                                                       )
                                                                        )
                                                                        )
Per:                  /s/ Graham Taylor                     )
Authorized Signatory                                        )

FLEMISH INVESTMENTS                        )
LIMITED, a Vendor herein,                           )
                                                                        )
                                                                        )
Per:                  /s/ John Dixon                           )
Authorized Signatory                                        )

SIGNED and DELIVERED by                         )
PETER CHEN, a Vendor                               )
herein, in the presence of:                                  )
                                                                        )
                                                                        )
Witness Signature                                             )                       /s/ Peter Chen
                                                                        )                  PETER CHEN
                                                                        )
Witness Address                                              )
                                                                        )
                                                                        )
Witness Name and Occupation                         )

SIGNED and DELIVERED by                         )
GAVIN CONWAY, a Vendor                        )
herein, in the presence of:                                  )
                                                                        )
/s/ Julie Conway                                               )
Witness Signature                                             )                       /s/ Gavin Conway
                                                                        )                  GAVIN CONWAY
30 Nadwood Crescent, Shipley, UK                )
Witness Address                                              )
                                                                        )
Julie Conway, Teacher                                     )
Witness Name and Occupation                        )

SIGNED and DELIVERED by                         )
MICHAEL RAVEN, a Vendor                      )
herein, in the presence of:                                  )
                                                                        )
/s/ Jennifer Yager                                              )
Witness Signature                                             )                       /s/ Michael Raven
                                                                        )                       MICHAEL RAVEN
2092 W. 2nd Avenue, #306, Vancouver, BC   )
Witness Address                                              )
                                                                        )
Jennifer Yager, Admin. Assistant                       )
Witness Name and Occupation                         )

SIGNED and DELIVERED by                        )
GLENDA TAUFEN, a Vendor                      )
herein, in the presence of:                                  )
                                                                        )
/s/ Greg D’Argonne                                          )
Witness Signature                                             )                       /s/ Glenda Taufen
                                                                        )                  GLENDA TAUFEN
28 Lark Bunting Drive, Littleton, CO                )
Witness Address                                              )
                                                                        )
Greg D’Argonne, CFO HealthOne                   )
Witness Name and Occupation                        )

SIGNED and DELIVERED by                         )
MICHAEL TAN, a Vendor                            )
herein, in the presence of:                                  )
                                                                        )
/s/ Jennifer Yager                                              )
Witness Signature                                             )                       /s/ Michael Tan
                                                                        )                  MICHAEL TAN
2092 W. 2nd Avenue, #306, Vancouver, BC   )
Witness Address                                              )
                                                                        )
Jennifer Yager, Admin. Assistant                       )
Witness Name and Occupation                         )

EAST AFRICAN MINERAL                       )
RESOURCES, a Vendor herein,                     )
                                                                        )
                                                                        )
Per:      /s/ Paul Murtagh and Frank Hawkins    )
Authorized Signatory                                        )

EXCEL CAPITAL CORP.,                           )
a Vendor herein,                                               )
                                                                        )
                                                                        )
Per:      /s/         Dan MacMullin                        )
Authorized Signatory                                        )

EMERSON CAPITAL CORP.,                    )
a Vendor herein,                                               )
                                                                        )
                                                                        )
Per:      /s/         Dan MacMulin                         )
Authorized Signatory                                        )

Schedule A

          This is Schedule “A” to that certain Share Purchase Agreement among Magnus International Resources, Inc., Magnus International Holdings (BVI) Inc., African Mineral Fields Inc. and the vendor shareholders of African Mineral Fields Inc.

Purchased Securities and Vendors

Authorized Capital:                                                       50,000,000 common shares

Issued Capital:                                                              14,650,000 common shares

Issued Common Share Purchase Warrants:                    2,000,000 warrants*

Vendors:	African Mineral Fields Inc. Common Shares:	Magnus International Resources, Inc. Common Shares to be Issued:	Magnus International Resources, Inc. Series “B” Preferred Shares to be Issued:
Peter Chen: Block 813, #13-24 Jellicoe Road Singapore, 200813	1,000,000	500,000	0
Gavin Conway: 30 Nab Wood Crescent Shipley, BD18 4HX United Kingdom	500,000	300,000	10,000
Flemish Investments Limited: PO Box 286 19/21 Circular Road Douglas, Isle of Man IM99 3JN	500,000	500,000	60,000

Michael Raven: 943 Stayte Road White Rock, B.C. Canada, V4B 4Y7	150,000	150,000	5,000
Glenda Taufen: 7 Red Fox Lane Littleton, Colorado U.S.A, 80127	500,000	250,000	0
Excel Capital Corp.: c/o #550-1055 West Hastings Street Vancouver, B.C., Canada	5,000,000	1,400,000	42,500
Emerson Capital Corp.: c/o #550-1055 West Hastings Street Vancouver, B.C., Canada	5,000,000	1,400,000	42,500
Michael Tan: 7033 Wiltshire Street Vancouver, B.C. Canada V6P 5H4	1,000,000	500,000	0
East African Mineral Resources: PO Box 286 19/21 Circular Road Douglas, Isle of Man IM99 3JN	1,000,000	1,000,000	40,000
Total:	14,650,000	6,000,000	200,000

Vendors:	African Mineral Fields Inc. Issued Common Share Purchase Warrants*
Michael Tan	1,000,000
Peter Chen	1,000,000
Total:	2,000,000

* Each warrant is exercisable for a common share in African Mineral Fields Inc. at a price of US $0.50 per share, which upon Closing such warrants will be assigned to Magnus BVI and then surrendered for cancellation.